UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On July 31, 2013, Rentech, Inc. (the “Company”) provided written notice to the NYSE MKT LLC (the “NYSE MKT”) of the Company’s intention to voluntarily transfer the listing of its common stock to the NASDAQ Capital Market (the “NASDAQ”) and delist its common stock from the NYSE MKT. The Company expects that its common stock will cease trading on the NYSE MKT at the close of business on August 12, 2013 and will begin trading on the NASDAQ on August 13, 2013. The Company’s common stock has been approved for listing on the NASDAQ and will continue to trade under the symbol “RTK.”

A copy of the Company’s press release announcing the transfer of the listing of its common stock to the NASDAQ is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 99.1	Press Release issued by Rentech, Inc. dated August 1, 2013 regarding Transfer of Listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 1, 2013	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel